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You have made the following elections with respect to your Eligible Options.

My Eligible Options

ELIGIBLE OPTION GRANT						NEW OPTION GRANT				
GRANT DATE	PER SHARE EXERCISE PRICE	TYPE OF ELIGIBLE OPTION GRANT	SHARES UNDERLYING ELIGIBLE OPTION GRANT	VESTED SHARES UNDERLYING ELIGIBLE OPTION GRANT[1]	UNVESTED SHARES UNDERLYING ELIGIBLE OPTION GRANT[1]	SHARES UNDERLYING NEW OPTION GRANT	TYPE OF OPTION[2]	SHARES UNDERLYING NEW OPTION GRANT SUBJECT TO VESTING SCHEDULE A[3]	SHARES UNDERLYING NEW OPTION GRANT SUBJECT TO VESTING SCHEDULE B[4]	ELECTION
11/11/2020	$34.30	ISO	11,660	10,688	972	11,660	ISO	11,660	0	Exchange
11/11/2020	$34.30	NQ	11,131	10,203	928	11,131	NQ	11,131	0	
2/10/2022	$16.29	ISO	7,250	4,229	3,021	7,250	ISO	7,250	0	Exchange
5/12/2023	$5.70	ISO	9,312	0	9,312	9,312	ISO	0	9,312	Do Not Exchange
5/12/2023	$5.70	NQ	65,688	20,312	45,376	65,688	NQ	0	65,688	

[1] These columns display the number of vested and unvested shares of our common stock subject to the eligible option grant as of August 13, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through August 13, 2024).

[2] For U.S. federal income tax purposes, all new options will retain the same tax status as the corresponding eligible option cancelled in the Offer to the maximum extent permitted by law. In other words, incentive stock options will be exchanged for incentive stock options, and nonstatutory stock options will be exchanged for nonstatutory stock options, subject to applicable law.

[3] Vesting Schedule A: These shares underlying the new option grant will be scheduled to vest as to one-third of the underlying shares on the one-year anniversary of the new option grant date, and as to 1/36th of the underlying shares monthly thereafter on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) over an additional period of two years, in each case subject to your continued service with us through the applicable vesting date.

[4] Vesting Schedule B: These shares underlying the new option grant will be scheduled to vest as to one-fourth of the underlying shares on the one-year anniversary of the new option grant date, and as to 1/48th of the underlying shares monthly thereafter on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) over an additional period of three years, in each case subject to your continued service with us through the applicable vesting date.

Please refer to the Offer documents, including Section 9 of the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, for additional vesting terms that may apply to new option grants.

☐ I acknowledge that I have read all of the offering materials which contain the specific terms and conditions of this offering. I acknowledge that, if I change my election, my election in effect at the Expiration Time (August 13, 2024, 11:59 PM Eastern Time) shall be my final election.

☐ If I elected to exchange my Eligible Options for New Options, my electronic signature below indicates my agreement to be bound by the terms and conditions of the 2020 Equity Incentive Plan and the Stock Option Agreement thereunder. If I elect not to exchange my Eligible Options for New Options, my Eligible Options will remain outstanding with their current terms and I will not receive any New Options.

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The Exchange Offer is being made pursuant to the terms and conditions set forth in the Company's Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission that were sent to eligible option holders and are available free of charge at http://www.sec.gov or on the Exchange Offer website located at www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Exchange Offer, including risks related thereto.

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Confirmed

PMV Pharmaceuticals, Inc. ("PMV") has received your election via PMV's Offer website by which you elected to accept or reject PMV's offer to exchange certain outstanding stock options for new stock options (the "Offer") with respect to some or all of your outstanding eligible option grants, subject to the terms and conditions of the Offer.

Your Option Exchange election has been recorded as follows:

Name: User, Demo
Employee ID: DEMOUSER1
Date and Time: 07/15/2024 3:05 PM Eastern Time

ELIGIBLE OPTION GRANT						NEW OPTION GRANT				
GRANT DATE	PER SHARE EXERCISE PRICE	TYPE OF ELIGIBLE OPTION GRANT	SHARES UNDERLYING ELIGIBLE OPTION GRANT	VESTED SHARES UNDERLYING ELIGIBLE OPTION GRANT[1]	UNVESTED SHARES UNDERLYING ELIGIBLE OPTION GRANT[1]	SHARES UNDERLYING NEW OPTION GRANT	TYPE OF OPTION[2]	SHARES UNDERLYING NEW OPTION GRANT SUBJECT TO VESTING SCHEDULE A[3]	SHARES UNDERLYING NEW OPTION GRANT SUBJECT TO VESTING SCHEDULE B[4]	ELECTION
11/11/2020	$34.30	ISO	11,660	10,688	972	11,660	ISO	11,660	0	Exchange
11/11/2020	$34.30	NQ	11,131	10,203	928	11,131	NQ	11,131	0	
2/10/2022	$16.29	ISO	7,250	4,229	3,021	7,250	ISO	7,250	0	Exchange
5/12/2023	$5.70	ISO	9,312	0	9,312	9,312	ISO	0	9,312	Do Not Exchange
5/12/2023	$5.70	NQ	65,688	20,312	45,376	65,688	NQ	0	65,688	

[1]These columns display the number of vested and unvested shares of our common stock subject to the eligible option grant as of August 13, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through August 13, 2024).

[2]For U.S. federal income tax purposes, all new options will retain the same tax status as the corresponding eligible option cancelled in the Offer to the maximum extent permitted by law. In other words, incentive stock options will be exchanged for incentive stock options, and nonstatutory stock options will be exchanged for nonstatutory stock options, subject to applicable law.

[3]Vesting Schedule A: These shares underlying the new option grant will be scheduled to vest as to one-third of the underlying shares on the one-year anniversary of the new option grant date, and as to 1/36th of the underlying shares monthly thereafter on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) over an additional period of two years, in each case subject to your continued service with us through the applicable vesting date.

[4]Vesting Schedule B: These shares underlying the new option grant will be scheduled to vest as to one-fourth of the underlying shares on the one-year anniversary of the new option grant date, and as to 1/48th of the underlying shares monthly thereafter on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) over an additional period of three years, in each case subject to your continued service with us through the applicable vesting date.

Please refer to the Offer documents, including Section 9 of the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, for additional vesting terms that may apply to new option grants.

If you change your mind regarding your election, you may change your election to accept or reject the Offer with respect to some or all of your eligible option grants by submitting a new election. The new election must be delivered via PMV's Offer website at www.myoptionexchange.com, no later than the expiration date, currently expected to be 11:59 PM Eastern Time, on August 13, 2024.

Only elections that are actually received by PMV via the Offer website at www.myoptionexchange.com on or before the expiration date will be accepted. Elections submitted by any other means, including hand delivery, interoffice, email, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you have any questions, please direct them to Robert Ticktin, our General Counsel, by email at optionexchange@pmvpharma.com or by phone at (609) 642-6670.

Please note that our receipt of your election is not by itself an acceptance of your options for exchange. For purposes of the Offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be August 13, 2024.

This notice does not constitute the Offer. The full terms of the Offer are described in (1) the Offer to Exchange Certain Outstanding Stock Options for New Stock Options; (2) the launch email from David H. Mack, Ph.D., our President and Chief Executive Officer, dated July 16, 2024, announcing the Offer; and (3) the election terms attached to the launch email, together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov, on PMV's Offer website at www.myoptionexchange.com, or by contacting Robert Ticktin, our General Counsel, by email at optionexchange@pmvpharma.com or by phone at (609) 642-6670.

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Election Form

Option Exchange Program

Commencement Date: **July 16, 2024**

Expiration Time: **August 13, 2024 at 11:59 PM Eastern Time**

View Calculator | Resources

Indicate your decision to tender your Eligible Options for exchange by selecting the "Exchange" choice in the Election column. If you do not want to tender one or more of your Eligible Options for exchange, select the "Do Not Exchange" choice in the Election column for those particular stock options.

You may not tender a portion of an Eligible Option grant.

My Eligible Options

ELIGIBLE OPTION GRANT						NEW OPTION GRANT				
GRANT DATE	PER SHARE EXERCISE PRICE	TYPE OF ELIGIBLE OPTION GRANT	SHARES UNDERLYING ELIGIBLE OPTION GRANT	VESTED SHARES UNDERLYING ELIGIBLE OPTION GRANT[1]	UNVESTED SHARES UNDERLYING ELIGIBLE OPTION GRANT[1]	SHARES UNDERLYING NEW OPTION GRANT	TYPE OF OPTION[2]	SHARES UNDERLYING NEW OPTION GRANT SUBJECT TO VESTING SCHEDULE A[3]	SHARES UNDERLYING NEW OPTION GRANT SUBJECT TO VESTING SCHEDULE B[4]	ELECTION
11/11/2020	$34.30	ISO	11,660	10,688	972	11,660	ISO	11,660	0	Exchange
11/11/2020	$34.30	NQ	11,131	10,203	928	11,131	NQ	11,131	0	
2/10/2022	$16.29	ISO	7,250	4,229	3,021	7,250	ISO	7,250	0	Exchange
5/12/2023	$5.70	ISO	9,312	0	9,312	9,312	ISO	0	9,312	Do Not Exchange
5/12/2023	$5.70	NQ	65,688	20,312	45,376	65,688	NQ	0	65,688	

[1]These columns display the number of vested and unvested shares of our common stock subject to the eligible option grant as of August 13, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through August 13, 2024).

[2]For U.S. federal income tax purposes, all new options will retain the same tax status as the corresponding eligible option cancelled in the Offer to the maximum extent permitted by law. In other words, incentive stock options will be exchanged for incentive stock options, and nonstatutory stock options will be exchanged for nonstatutory stock options, subject to applicable law.

[3]Vesting Schedule A: These shares underlying the new option grant will be scheduled to vest as to one-third of the underlying shares on the one-year anniversary of the new option grant date, and as to 1/36th of the underlying shares monthly thereafter on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) over an additional period of two years, in each case subject to your continued service with us through the applicable vesting date.

[4]Vesting Schedule B: These shares underlying the new option grant will be scheduled to vest as to one-fourth of the underlying shares on the one-year anniversary of the new option grant date, and as to 1/48th of the underlying shares monthly thereafter on the same day of the month as the new option grant date (and if there is no corresponding day, on the last day of the month) over an additional period of three years, in each case subject to your continued service with us through the applicable vesting date.

Please refer to the Offer documents, including Section 9 of the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, for additional vesting terms that may apply to new option grants.

Next

The Exchange Offer is being made pursuant to the terms and conditions set forth in the Company's Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission that were sent to eligible option holders and are available free of charge at http://www.sec.gov or on the Exchange Offer website located at www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Exchange Offer, including risks related thereto.

PMVPharma

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Resources

Downloadable Resources

- Schedule TO
- Offer to Exchange
- Employee Presentation
- Option Exchange Frequently Asked Questions
- 2020 Equity Incentive Plan
- Launch Announcement
- Form of Confirmation Email
- Form of Reminder Email
- Form of Expiration Notice Email

Value Calculator

The Value Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from the new options to be granted pursuant to the Option Exchange if you choose to exchange your eligible stock options. The Value Calculator also does not take into account all of the factors that you should consider in deciding whether to participate in the Option Exchange. For example, the Value Calculator does not account for vesting or the remainder of the term of the eligible stock options. Note that you will be able to profit from the new options only if they actually vest and they are exercised. Therefore, even if the Value Calculator shows that the potential profit on the new options is greater than for an eligible option at the assumed prices you enter, you would be able to profit from the new options only if they actually vest and they are exercised. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.

See the value of awards at: 1.58

GRANT DATE	GRANT TYPE	SHARES OUTSTANDING	EXERCISE PRICE PER SHARE	VALUE[1]	NEW OPTIONS	EXAMPLE NEW EXERCISE PRICE[2]	VALUE[1]
11/11/2020	ISO	11,660	$34.30	$0	11,660	$1.58	$0
11/11/2020	NQ	11,131	$34.30	$0	11,131	$1.58	$0
2/10/2022	ISO	7,250	$16.29	$0	7,250	$1.58	$0
5/12/2023	ISO	9,312	$5.70	$0	9,312	$1.58	$0
5/12/2023	NQ	65,688	$5.70	$0	65,688	$1.58	$0
TOTAL		105,041		$0	105,041		$0

[1] *Value is based on the stock price entered above by you.*
[2] *The new exercise price will be the closing stock price on the expiration date of the Option Exchange, August 13, 2024. The example new exercise price is an example/hypothetical. The new exercise price may differ from the example/hypothetical.*


11/11/2020 Grant Values
Original
Replacement
Value ($)
$500,000
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
$0.00 $1.62 $3.34 $5.06 $6.78 $8.50 $10.22 $11.94 $13.66 $15.38 $17.10 $18.82 $20.54 $22.26 $23.98 $25.70 $27.42 $29.14 $30.86 $32.58 $34.30 $36.02 $37.74 $39.46 $41.18
Stock Price ($)

The Exchange Offer is being made pursuant to the terms and conditions set forth in the Company's Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission that were sent to eligible option holders and are available free of charge at http://www.sec.gov or on the Exchange Offer website located at www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Exchange Offer, including risks related thereto.

Important Legal Notification: The Value Calculator is not a financial or tax planning tool and information received using the Value Calculator does not constitute a recommendation as to whether or not to participate in the Exchange Offer. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for advice related to your specific situation. Additionally, in the Value Calculator, the Company makes no forecast or projection regarding the value of the new options that will be granted in the Exchange Offer or as to the future market price of the Company's common stock, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Value Calculator.

Welcome

PMVPharma

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Option Exchange Program

Commencement Date: **July 16, 2024**

Expiration Time: **August 13, 2024 at 11:59 PM Eastern Time**

We are offering you the opportunity to exchange some or all of your eligible stock options, as described in the Offer to Exchange (the "Offer to Exchange"), for a number of New Options. We refer to this program as the "Option Exchange."

Make My Election

You have **28 days** left to elect whether to keep your Eligible Stock Options or exchange some or all of them for New Options.

Before you make your election, we encourage you to carefully read the offering materials in the Resources section.

Election Form

Resources

Click on any of the links below to learn more.

- Schedule TO
- Offer to Exchange
- Employee Presentation
- Option Exchange Frequently Asked Questions
- 2020 Equity Incentive Plan
- Launch Announcement
- Form of Confirmation Email
- Form of Reminder Email
- Form of Expiration Notice Email

The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe.

The Exchange Offer is being made pursuant to the terms and conditions set forth in the Company's Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission that were sent to eligible option holders and are available free of charge at http://www.sec.gov or on the Exchange Offer website located at www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Exchange Offer, including risks related thereto.

Need Help?

Contact: optionexchange@pmvpharma.com

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